Exhibit 10.1

January 2, 2008

OMX AB (publ)

Tullvaktsvägen 15

105 78 Stockholm, Sweden

Ladies and Gentlemen:

Reference is made to that certain transaction agreement between you and us, dated as of May 25, 2007 (as modified by the Supplement (the “Supplement”) between you and us dated as of September 20, 2007, the “Transaction Agreement”). This letter is intended to clarify certain matters having to do with the inter-relationship between the Transaction Agreement and the Nasdaq Dubai Agreement, and capitalized terms used but not defined herein have the meaning assigned to them in the Transaction Agreement. Upon consummation of the transactions contemplated by the Nasdaq Dubai Agreement such that Nasdaq acquires more than 67% of the Shares and compliance by OMX with clause (e) below (which clause shall not be contingent upon consummation of the transactions contemplated by the Nasdaq Dubai Agreement such that Nasdaq acquires more than 67% of the Shares): (a) the provisions of Section 8.1, Section 8.2.3 (with the reference to “five” changed to “four” and with the last clause beginning with “such efforts” being deleted), Section 8.2.5 (with the reference to “three” changed to “two”), Section 8.2.6, Section 8.3.1, Section 8.3.2, Section 10.2, Section 10.5 (which shall apply from and after the termination of the Transaction Agreement until termination of the Nasdaq Dubai Agreement) and Section 18 of the Transaction Agreement shall be deemed to apply as if the Offer had been consummated, (b) Section 3.1 (other than clause (iii) thereof) and Section 3.2 (other than clause (ii) thereof and other than with respect to Nasdaq’s Nominating Committee, which is addressed in Section 8.2.5 above) of the Supplement shall be deemed to apply notwithstanding termination of the Transaction Agreement, (c) Nasdaq shall use commercially reasonable efforts to pursue a secondary listing on the OMX Nordic Exchange, (d) the Board of Nasdaq OMX Group, including the representatives nominated by OMX, shall be involved in selecting the individual who will become Chairman after the current Chairman, (e) within 5 Business Days from the later of (i) the occurrence of a Trigger Date (as defined in the Nasdaq Dubai Agreement) and (ii) the withdrawal of the Offer in accordance with the terms of the Nasdaq Dubai Agreement, the OMX Board shall issue a statement to the effect that holders of the Shares are recommended to accept the Dubai Offer, and Section 2.3 of the Transaction Agreement shall apply with respect to the Dubai Offer (with the references to the “OMX Board Recommendation” being deemed to refer to the above statement, with the references to “Nasdaq” being deemed to refer to Nasdaq, Borse Dubai Limited or BD Stockholm AB, and with the references to “Nasdaq” in the definition of “Nasdaq Material Adverse Change” in Section 2.5 of the Transaction Agreement being deemed to refer to Nasdaq, Borse Dubai Limited or BD Stockholm AB), and (f) Section 8.4 of the Transaction Agreement shall be deemed to apply (to the maximum extent permitted under the relevant terms and conditions of the Options, the 2006 Plan and the 2007 Plan, respectively) as if the Offer had been consummated, provided, however, that (i) “SEK 265” shall replace the term “Cash Consideration” in the third paragraph of Section

8.4), (ii) the following payment amounts are substituted in lieu of the payment amounts sets forth in Section 8.4 of the Transaction Agreement:

Grant Date	Consideration Per Share Under Option	Number of Outstanding Options
June 2001	SEK 90	120,287
July 2002	SEK 194	60,470

and (iii) the reference to “the maximum number of Invested Shares” in the third paragraph of Section 8.4 shall be replaced by “two times the maximum number of Invested Shares”. Where applicable, matters “deemed to apply” as set forth above shall be deemed to apply mutatis mutandis.

Section 20 (“Governing Law and Disputes”) of the Transaction Agreement shall apply to this letter.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Edward S. Knight
Name:	Edward S. Knight
Title:	Executive Vice President and General Counsel

Acknowledged and Agreed to:

OMX AB (publ)

By:	/s/ Magnus Bocker
Name:	Magnus Bocker
Title:	President and Chief Executive Officer